  As filed with the Securities and Exchange Commission on September 12, 1996.

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                   75-1873956
  (State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)                Identification No.)

                   8080 North Central Expressway, Suite 1100
                              Dallas, Texas 75206
                                 (214) 891-8600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

      Don J. McDermett, Jr., Esq.                  With a copy to:
         Vice President, Legal
         Sterling Software, Inc.                  James E. O'Bannon
8080 North Central Expressway, Suite 1100     Jones, Day, Reavis & Pogue
          Dallas, Texas  75206                 2300 Trammell Crow Center
              (214) 891-8600                       2001 Ross Avenue
                                                     (214) 220-3939
 (Name, address, including zip code, and
  telephone number, including area code,
          of agent for service)

                                ----------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=============================================================================================
                                                           Proposed   Proposed
                                                            Maximum    Maximum
      Title of                                  Amount      Offering   Aggregate    Amount of
      Securities to                             to be       Price per  Offering   Registration
      be Registered                         Registered (1)    Share      Price       Fee (2)
- ---------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share..        4,478       $64.75     $289,951       $100
=============================================================================================

(1) Represents shares issuable in connection with the exercise of options available for grant under the Sterling Software, Inc. 1992 Non-Statutory Stock Option Plan (the "Plan"). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.
(2) The registration fee has been computed in accordance with Rule 457(h). Pursuant to Rule 457(h)(3), the registration fee has been calculated on the basis of a single fee with respect to the shares issuable in connection with the exercise of options granted under the Plan and the resale of such shares.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

  IN ACCORDANCE WITH RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONTAINED HEREIN ALSO RELATES TO 225,301 SHARES OF THE REGISTRANT'S COMMON STOCK COVERED BY REGISTRATION STATEMENT NO. 33-64073.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such State.

                Subject to Completion, Dated September 12, 1996


PROSPECTUS

                                 229,779 SHARES


                            STERLING SOFTWARE, INC.


                                  Common Stock

     This Prospectus relates to the offer and sale by Sterling Software, Inc. ("Sterling Software" or the "Company") of up to 229,779 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), issuable by the Company upon exercise of options ("Options") granted to eligible persons ("Optionholders") pursuant to the provisions of the Sterling Software, Inc. 1992 Non-Statutory Stock Option Plan (the "Plan"). This Prospectus also relates to such indeterminate number of additional shares of Common Stock as may become subject to awards under the Plan as a result of the antidilution provisions contained therein. A copy of the Plan is attached as Annex A to this Prospectus.

     The Common Stock is listed for trading on the NYSE under the symbol "SSW." On September 9, 1996, the closing price of the Common Stock on the NYSE was $64.75. The Company will pay all expenses in connection with this offering, which are estimated to be approximately $7,600.



                                ----------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------



               The date of this Prospectus is September __, 1996.

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov. Documents filed by the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York
10005, on which exchange the Common Stock is listed.

          This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act relating to the securities issuable pursuant to the Plan offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company hereby incorporates by reference into this Prospectus (i) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended by the Company's Form 10-K/A filed January 29, 1996; (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1995, March 31, 1996 and June 30, 1996; (iii) the Company's Current Reports on Form 8-K dated October 31, 1995, January 4, 1996, March 7, 1996 and May 29, 1996; and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Registration No. 0-108465), filed March 7, 1990.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: Don J. McDermett, Jr., Vice President, Legal (telephone: (214) 891-8600).

                                  THE COMPANY

          Sterling Software is a recognized worldwide supplier of software products and services within the enterprise systems and applications management software markets and also provides technical professional services to certain sectors of the federal government. The Company's principal executive offices are located at 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, and the Company's telephone number at such address is (214) 891-8600.


                                USE OF PROCEEDS

          The proceeds from the issuance of the Shares upon exercise of Options will be added to the Company's funds and used for general corporate purposes.


                              PLAN OF DISTRIBUTION

   The Shares may be issued to the Optionholders from time to time by the Company upon exercise of Options. The Company will pay all of the expenses incident to the offering hereby.


                                 LEGAL MATTERS

   Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director and an employee of the Company.


                                    EXPERTS

   The consolidated financial statements and financial statement schedule appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                          FORWARD-LOOKING INFORMATION

   This Prospectus (including the documents incorporated herein by reference) contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or the Company's management, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, relating to the operations and results of operations of the Company, competitive factors and pricing pressures, shifts in market demand, the performance and needs of the industries served by the Company, the costs of product development, general economic conditions and acts by third parties, as well as the other factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

                                                                         Annex A
                                                                         -------

                            STERLING SOFTWARE, INC.

                      1992 NON-STATUTORY STOCK OPTION PLAN
                    (AS AMENDED THROUGH SEPTEMBER 11, 1995)


   1. Purpose. The purpose of the 1992 Non-Statutory Stock Option Plan of Sterling Software, Inc. (the "Plan") is to provide employees and key advisors with a proprietary interest in Sterling Software, Inc., a Delaware corporation, and its subsidiaries (the "Company") through the granting of options ("Option" or "Options") to purchase shares of the Company's authorized Common Stock, par value $0.10 per share ("Common Stock"), in order to:

       a. Increase the interest in the Company's welfare of those employees and key advisors who share primary responsibility for the management, growth and protection of the business of the Company;

       b. Recognize the contributions made by certain employees and key advisors to the Company's growth during its development stage;

       c. Furnish an incentive to such employees and key advisors to continue their services for the Company; and

       d. Provide a means through which the Company may attract able persons to engage as employees and key advisors.

   2. Administration. The Plan shall be administered by a Stock Option Committee (the "Committee") of not less than two directors of the Company appointed by the Board of Directors (the "Board"); provided that any and all of the powers granted to the Committee hereunder may be exercised by the full Board or by the Executive Committee of the Board. No member of the Committee shall take any action with respect to Options granted to such member.

   The Committee shall have full and final authority in its discretion, but subject to the provisions of the Plan, to determine from time to time the individuals to whom Options shall be granted and the number of shares to be covered by each Option; to determine the time or times at which Options shall be granted; to interpret the Plan and the instruments by which Options will be evidenced; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced; with the consent of the Participant (as defined in Section
3), to modify or amend any Option agreement or waive any conditions or restrictions applicable to any Option or the exercise thereof; and to make all other determinations necessary or advisable for the administration of the Plan.

   3. Participants. The Committee may, from time to time, select particular full-time employees and key advisors, including directors, of the Company, or of any subsidiary of the Company, to whom Options are to be granted, and upon the grant of such Options, the selected employees and key advisors shall become Participants in the Plan. As used herein, the term "Participant" means an employee or key advisor who accepts an Option, or the estate, personal representative or beneficiary thereof having the right to exercise an Option pursuant to its terms.

   4. Shares Subject to the Plan. The shares of Common Stock subject to Options granted pursuant to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. The maximum aggregate number of shares of Common Stock that may be issued from time to time pursuant to the Plan shall be 5,295,000 Shares that by reason of the expiration of an Option, or for any other reason, are no longer subject to purchase pursuant to an Option granted under the Plan, and shares from time to time rendered in payment of the exercise price of Options, may be made subject to additional Options granted pursuant to the Plan. The Committee may adjust the number of shares available for Options, the number of shares subject to and the exercise price of Options granted hereunder to effect a change in capitalization of the Company, such as a stock dividend, stock split, reverse stock split, share combination, exchange of shares, merger, consolidation, reorganization, liquidation, or the like, of or by the Company.

   5. Grant of Options. Options granted hereunder shall be evidenced by written stock option agreements containing such terms and provisions as are recommended and approved from time to time by the Committee, but subject to and not more favorable than the terms of the Plan. The Committee may from time to time require additional terms which the Committee deems necessary or advisable. The Company shall execute stock option agreements upon instruction from the Committee.

   6. Amount of Stock Subject to Options. The number of shares of Common Stock subject to an Option to be granted to a Participant shall be determined by the Committee in its sole discretion.

   7. Option Exercise Price. The purchase price of Common Stock subject to an Option shall be determined by the Committee on the date of grant and may be equal to, less than or greater than the fair market value of the Common Stock on the date of grant.

   8. Restrictions. The Committee may, but need not, at the time of granting of an Option or at any subsequent time impose such restrictions, if any, on issuance, voluntary disposition and release from escrow of any Options including, without limitation, permitting exercise of Options only in installments over a period of years.

   9. Payment. Full payment for Common Stock purchased upon the exercise of an Option shall be made at the time of exercise. No Common Stock shall be issued until full payment has been made and a Participant shall have none of the rights of a shareholder until shares of Common Stock are issued to him. Any federal, state or local taxes required to be paid or withheld at the time of exercise shall also be paid or withheld in full prior to any delivery of shares of Common Stock upon exercise. Payment may be made in cash, in shares of Common Stock then owned by the Participant, or in any other form of valid consideration, or a combination of any of the foregoing, as required by the Committee in its discretion. Shares of Common Stock tendered in payment of the exercise price of any Options may be reissued to the Participant who tendered the shares of Common Stock as part of the shares of Common Stock issuable upon exercise of other Options granted from time to time pursuant to the Plan.

   10. Transferability of Options. Options granted under the Plan may be transferred by the holder thereof upon five days prior written notice to the Company.

   11. Time of Granting an Option. The grant of an Option pursuant to the Plan shall be deemed to have occurred when the Stock Option Committee shall have adopted a resolution approving such grant.

   12. Rights in Event of Death or Disability of Participant. The Committee shall have discretion to include in each Option agreement such provisions regarding exercisability of the Options following the death or disability of the Participant as it, in its sole discretion, deems to be appropriate.

   13. Stock Purchased for Investment. At the discretion of the Committee, any Option agreement may provide that the Option holder shall, by accepting an Option, represent and agree on behalf of himself and his transferees by will or the laws of descent and distribution that all shares of Common Stock purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of an Option, the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of Common Stock are being acquired in good faith and for investment and not for resale or distribution.

   14. Termination of Option Rights and Awards. The Committee may provide in each Option agreement for the circumstances under which Options granted hereunder may terminate for any reason that the Committee, in its sole discretion, deems to be appropriate.

   15. Amendment or Discontinuation. The Plan may be amended, altered or discontinued by the Board without approval of the stockholders. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, Securities and Exchange Commission, National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading or other governmental or quasi-governmental agency having jurisdiction over the Company, its Common Stock or the Plan requires the Plan to be amended, the Plan will be amended at that time and all Options then outstanding will be subject to such amendment.

   16. Employment. This Plan and any Option granted under this Plan do not confer upon the Participant any right to be employed or to continue employment with the Company.

   17. No Obligation to Exercise Option. The granting of an Option pursuant to the Plan shall not impose any obligation upon the Participant to exercise such Option.

   18. Termination. Unless sooner terminated by action of the Board, the Plan shall terminate on March 31, 2002, and no Options may be granted pursuant to the Plan after such date.

   19. Use of Proceeds. The proceeds derived from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

   20. Effective Date of the Plan. The Plan, as originally adopted, was effective as of the first day of April, 1992. The Plan, as amended and restated, shall be effective as of the 11th day of September, 1995.


                                    STERLING SOFTWARE, INC.



Dated:  As of September 11, 1995     By: /s/ Sterling L. Williams
                                         ------------------------
                                             Sterling L. Williams
                                                President and
                                            Chief Executive Officer

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                    ----------------------------------------



                               TABLE OF CONTENTS
                               -----------------

                                   Page
                                   ----

Available Information............     2

Incorporation of Certain
   Documents by Reference........     2

The Company......................     3

Use of Proceeds..................     3

Plan of Distribution.............     3

Legal Matters....................     3

Experts..........................     3

Forward-Looking Information......     3

Annex A -- Sterling Software, Inc.
   1992 Non-Statutory Stock Option
   Plan..........................    A-1


                                 229,779 SHARES



                               STERLING SOFTWARE,
                                      INC.



                                  COMMON STOCK



                        --------------------------------

                                   PROSPECTUS

                       ---------------------------------



                               SEPTEMBER __, 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which have been or will be paid by the Company, are as follows:

          Securities and Exchange Commission filing fee..  $  100
          NYSE listing fee...............................   1,500
          Printing expenses..............................   1,000
          Accounting fees and expenses...................   1,500
          Legal fees and expenses........................   2,500
          Miscellaneous..................................   1,000
                                                           ------
          Total..........................................  $7,600
                                                           ======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

    The Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the GCL, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's Restated Bylaws provide that the Company shall indemnify its directors to the fullest extent of the GCL and may, if and to the extent authorized by the Board, so indemnify its officers against any liability, expense or other matter whatsoever.

    As authorized by the Company's Certificate of Incorporation, the Company has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and
(iii) the establishment, upon approval by the Board, of trusts or other funding mechanisms to fund the Company's indemnification obligations thereunder.

ITEM 16.  EXHIBITS

      4.1 Certificate of Incorporation of the Company (previously filed as Exhibit 4.1 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.2 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.2 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.3 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.3 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.4 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.5 Restated Bylaws of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-47131) and incorporated herein by reference).

      4.6 Specimen Common Stock Certificate (previously filed as Exhibit 4.5 to the Company's Registration Statement (Registration No. 2-86825) and incorporated herein by reference).

      5.1 Form of opinion of Jones, Day, Reavis & Pogue (filed herewith).

     23.1 Consent of Ernst & Young LLP (filed herewith).

     23.2 Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

     24.1 Power of Attorney of the Company (filed herewith).

     24.2 Powers of Attorney of certain officers and directors of the Company (filed herewith).

     99.1 Sterling Software, Inc. 1992 Non-Statutory Stock Option Plan (previously filed as Exhibit 99.1 to the Company's Registration Statement (Registration No. 33-64073) and incorporated herein by reference).


ITEM 17.  UNDERTAKINGS

     A.  The Registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

       (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 10, 1996.

                                        STERLING SOFTWARE, INC.

                                By:   /s/ Sterling L. Williams
                                   -------------------------------------
                                          Sterling L. Williams
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 10, 1996.

         Signatures                                Title
- ----------------------------  -----------------------------------------------

/s/ Sterling L. Williams      President and Chief Executive Officer; Director
- ----------------------------           (Principal Executive Officer)
    Sterling L. Williams

     Jeannette P. Meier *         Executive Vice President, Chief Financial
- ----------------------------        Officer, General Counsel and Secretary
     Jeannette P. Meier          (Principal Financial and Accounting Officer)

                                      Chairman of the Board of Directors
- ----------------------------
         Sam Wyly

    Charles J. Wyly, Jr. *           Vice Chairman of the Board of Directors
- ----------------------------
    Charles J. Wyly, Jr.

       Evan A. Wyly *                               Director
- ----------------------------
       Evan A. Wyly

    Michael C. French *                             Director
- ----------------------------
    Michael C. French

    Robert J. Donachie *                            Director
- ----------------------------
    Robert J. Donachie

     Phillip A. Moore *               Executive Vice President and Director
- ----------------------------
     Phillip A. Moore

   Donald R. Miller, Jr. *                          Director
- ----------------------------
   Donald R. Miller, Jr.

   Francis A. Tarkenton *                           Director
- ----------------------------
   Francis A. Tarkenton

*The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.


                                             /s/ Don J. McDermett, Jr.
                                         ----------------------------------
                                                 Don J. McDermett, Jr.
                                                    Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.                          Description
- -----------                          -----------

   4.1 Certificate of Incorporation of the Company (previously filed as Exhibit 4.1 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.2 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.2 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.3 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.3 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.4 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.5 Restated Bylaws of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-47131) and incorporated herein by reference).

  4.6          Specimen Common Stock Certificate (previously filed as Exhibit
               4.5 to the Company's Registration Statement (Registration No. 2-86825) and incorporated herein by reference).

  5.1          Form of opinion of Jones, Day, Reavis & Pogue (filed herewith).

 23.1          Consent of Ernst & Young LLP (filed herewith).

 23.2          Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

 24.1          Power of Attorney of the Company (filed herewith).

 24.2 Powers of Attorney of certain officers and directors of the Company (filed herewith).

 99.1 Sterling Software, Inc. 1992 Non-Statutory Stock Option Plan (previously filed as Exhibit 99.1 to the Company's Registration Statement (Registration No. 33-64073) and incorporated herein by reference).